UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 22, 2005, we closed a private placement consisting of 3,886,717 units at a price of $1.30 per unit. Each unit consists of one share of common stock and one-half share purchase warrant. Each whole warrant entitles the holder to purchase an additional share of common stock in the Registrant at a price of $1.50 per share and is exercisable for a period of five years. The units were issued to three accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D under the Securities Act and twenty-one non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

As a condition of the private placement, we have agreed to file a registration statement on Form SB-2 within 60 days of the closing date of the private placement registering all of the securities issued. Should we fail to file the Form SB-2 within the 60 day deadline, we have agreed to return all proceeds from the private placement to the placees.

Finder’s fees are payable on portions of the investment from non US persons, in the amount of 3% to 3.5% in cash and 1% in units. Proceeds of the private placement will be used to develop our company’s Big Chunk property in Alaska and for working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ Gary Musil

Gary Musil, Director

Date: March 22, 2005